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                                                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016, No. 333-660,
No. 333-10631, No. 333-10633, No. 333-43947 and No. 333-91811, and Form S-3 No.
333-42894) of Frontstep, Inc. (formerly Symix Systems, Inc.) of our report dated July 27, 2000, except for Note 3 as to which the date is November 26, 2002, with respect to the consolidated statements of operations, shareholders' equity, and cash flows of Frontstep, Inc. for the year ended June 30, 2000 included in this Annual Report (Form 10-K/A).


/s/ Ernst & Young, LLP

Columbus, Ohio
December 5, 2002
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                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Frontstep, Inc.:


We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-42894) and Form S-8 (Nos. 33-40546, 33-45416, 33-73014,
33-73016, 333-660, 333-10631, 333-10633, 333-43947, and 333-91811) of Frontstep,
Inc. of our report dated September 30, 2002, except for Notes 3 and 20, which are as of December 2, 2002, relating to the consolidated balance sheets of Frontstep, Inc. and subsidiaries as of June 30, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, which report appears in June 30, 2002 annual report on Form 10-K/A of Frontstep, Inc.

As discussed in Note 3 to the consolidated financial statements, the Company has restated its financial statements.


/s/ KPMG LLP


Columbus, Ohio
December 5, 2002